Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement (Form S-1) of Be Active Holdings, Inc. of our report dated May 20, 2013 relating to the consolidated financial statements of Be Active Holdings, Inc., which appear in such Registration Statement.  We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ Cornick, Garber & Sandler, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 12, 2014